Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini Investor Relations (720) 895-7787 bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

FIRST QUARTER 2012 RESULTS

Suwanee, Ga. (April 25, 2012) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the first quarter 2012.

Revenues in the first quarter 2012 were $302.9 million as compared to first quarter 2011 revenues of $267.4 million and as compared to fourth quarter 2011 revenues of $281.1 million.

Adjusted net income (a non-GAAP measure) in the first quarter 2012 was $0.19 per diluted share, compared to $0.16 per diluted share for the first quarter 2011 and $0.21 per diluted share for the fourth quarter 2011.

GAAP net income in the first quarter 2012 was $0.05 per diluted share, as compared to first quarter 2011 GAAP net income of $0.09 per diluted share and fourth quarter 2011 GAAP net loss of $(0.51) per diluted share. Significant GAAP items that have been adjusted in computing adjusted net income and adjusted net income per diluted share include: purchase accounting impacts related to acquired deferred revenue; amortization of intangible assets; goodwill, intangible and long term investment impairments; loss on sale of product line; equity compensation; non-cash interest expense; acquisition and restructuring charges; and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income (loss) per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Gross margin for the first quarter 2012 was 36.0%, which compares to the first quarter 2011 gross margin of 36.3% and the fourth quarter 2011 gross margin of 37.9%.

The Company ended the first quarter 2012 with $567.2 million of cash resources, which includes $514.3 million of cash, cash equivalents and short-term investments, and $52.9 million of long-term marketable security investments, as compared to $561.1 million, in the aggregate, at the end of the fourth quarter 2011. During the first quarter 2012, the Company repurchased approximately 2.3 million shares of ARRIS common stock for $26.3 million. The Company generated $35.9 million of cash from operating activities during the first quarter 2012, which compares to $(3.6) million during the same period in 2011.

Order backlog at the end of the first quarter 2012 was $277.7 million as compared to $177.5 million and $148.5 million at the end of the first quarter 2011 and the fourth quarter 2011, respectively. The Company’s book-to-bill ratio in the first quarter 2012 was 1.43 as compared to the first quarter 2011 of 1.14 and the fourth quarter 2011 of 0.98.

“I am very pleased with our first quarter results. Sales were up 13% and non-GAAP earnings per share up almost 19% from the first quarter of 2011; and these results include the dilutive impact of our BigBand acquisition and our higher tax rate,” said Bob Stanzione, ARRIS Chairman and CEO. “Even more encouraging is the strong outlook for Q2. The investment strategy of the past few years is now paying off. “

During the first quarter ARRIS announced that cable providers WOW and Buckeye had launched the ARRIS Whole Home Solution. Additionally, the Company successfully demonstrated interoperability for IPv6 services with its C4 CMTS and Wideband cable modems supporting EuroDOCSISTM 3.0 features. The Company will present its products at the upcoming NCTA cable show in Boston this May. ARRIS will be showing its latest version of the Moxi Whole Home Solution, CCAP supporting product portfolio, on-demand video and advertising solutions, HFC and RFoG network optimization components, and network monitoring solutions.

“We are off to an excellent start to 2012” said David Potts, ARRIS EVP & CFO. “With respect to the second quarter 2012, we now project that revenues for the Company will be in the range of $330 to $350 million, with adjusted net income per diluted share in the range of $0.20 to $0.24 and GAAP net income per diluted share in the range of $0.10 to $0.14, reflecting strong demand for our products”

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, April 25, 2012, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4214 or 617-213-4866 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 91925766 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through May 2, 2012 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 88094687. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, GA, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Lisle, IL; Kirkland, WA; State College, PA; Tel Aviv, Israel; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the second quarter 2012, and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

projected results for the second quarter 2012 as well as the general outlook for 2012 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•

ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2011. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$215,808	$235,875	$354,659	$360,281	$358,747
Short-term investments, at fair value	298,539	282,904	220,318	231,254	260,862

Total cash, cash equivalents and short term investments	514,347	518,779	574,977	591,535	619,609

Restricted cash	3,943	4,101	3,647	3,646	4,176
Accounts receivable, net	183,427	152,437	165,821	152,436	149,976
Other receivables	5,071	8,789	5,296	406	5,275
Inventories, net	105,114	115,912	116,769	113,020	105,787
Prepaids	12,436	10,408	10,692	10,272	12,115
Current deferred income tax assets	22,068	22,048	24,239	22,681	20,450
Other current assets	16,792	27,071	21,695	25,216	33,535

Total current assets	863,198	859,545	923,136	919,212	950,923

Property, plant and equipment, net	57,810	61,375	57,619	57,100	56,617
Goodwill	195,268	194,542	233,430	233,440	233,471
Intangible assets, net	117,444	124,823	141,784	150,728	159,672
Investments	82,968	71,095	47,221	34,237	32,787
Noncurrent deferred income tax assets	42,106	38,433	9,637	9,839	10,183
Other assets	11,699	10,997	5,400	5,878	5,798

	$1,370,493	$1,360,810	$1,418,227	$1,410,434	$1,449,451

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$54,576	$40,671	$38,918	$27,825	$35,796
Accrued compensation, benefits and related taxes	31,081	36,764	25,320	20,832	26,278
Accrued warranty	3,094	3,350	2,933	3,300	2,931
Deferred revenue	60,129	43,746	39,094	47,166	43,019
Other accrued liabilities	31,054	33,325	19,653	17,805	17,594

Total current liabilities	179,934	157,856	125,918	116,928	125,618
Long-term debt, net of current portion	212,765	209,766	206,825	208,336	205,447
Accrued pension	25,739	25,260	17,989	17,730	17,472
Accrued severance liability, net of current portion	3,884	4,191	—	—	—
Noncurrent income taxes payable	26,676	24,450	22,471	21,844	21,844
Noncurrent deferred income tax liabilities	352	337	21,117	24,808	25,827
Other noncurrent liabilities	22,372	22,745	16,253	17,367	18,271

Total liabilities	471,722	444,605	410,573	407,013	414,479

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,467	1,449	1,446	1,443	1,438
Capital in excess of par value	1,247,763	1,245,115	1,237,852	1,228,729	1,219,615
Treasury stock at cost	(280,724)	(254,409)	(220,034)	(202,933)	(145,286)
Unrealized gain (loss) on marketable securities	149	(267)	26	1,530	1,244
Unfunded pension liability	(10,231)	(10,231)	(5,813)	(5,813)	(5,813)
Accumulated deficit	(59,469)	(65,268)	(5,639)	(19,351)	(36,042)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	898,771	916,205	1,007,654	1,003,421	1,034,972

	$1,370,493	$1,360,810	$1,418,227	$1,410,434	$1,449,451

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2012	2011
Net sales	$302,901	$267,436
Cost of sales	193,993	170,490

Gross margin	108,908	96,946

Operating expenses:
Selling, general, and administrative expenses	39,543	36,838
Research and development expenses	44,147	36,040
Acquisition costs	607	—
Loss on sale of product line	337	—
Restructuring charges	5,203	—
Amortization of intangible assets	7,379	8,944

	97,216	81,822

Operating income	11,692	15,124
Other expense (income):
Interest expense	4,350	4,225
Gain on investments	(961)	(423)
Loss on foreign currency	808	888
Interest income	(755)	(778)
Other (income) expense, net	(436)	(113)

Income from continuing operations before income taxes	8,686	11,325
Income tax expense (benefit)	2,887	(239)

Net income	$5,799	$11,564

Net income per common share:
Basic	$0.05	$0.09

Diluted	$0.05	$0.09

Weighted average common shares:
Basic	115,075	122,297

Diluted	117,597	125,732

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months
	Ended March 31,
	2012	2011
Operating Activities:
Net income	$5,799	$11,564
Depreciation	7,195	5,855
Amortization of intangible assets	7,379	8,944
Amortization of deferred finance fees	160	163
Non-cash interest expense	2,999	2,832
Deferred income tax provision (benefit)	(4,635)	(7,844)
Stock compensation expense	6,649	5,284
Provision for doubtful accounts	54	—
Loss on sale of product line	337	—
Loss on disposal of fixed assets	3	34
Gain on investments	(854)	(423)
Excess tax benefits from stock-based compensation plans	(1,654)	(3,700)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(31,799)	(24,043)
Other receivables	3,693	534
Inventory	7,243	(4,024)
Income taxes payable/recoverable	6,365	2,270
Accounts payable and accrued liabilities	23,045	(7,048)
Other, net	3,901	6,031

Net cash provided by (used in) operating activities	35,880	(3,571)

Investing Activities:
Purchases of investments	(77,766)	(99,361)
Disposals of investments	51,908	105,949
Purchases of property & equipment, net	(3,762)	(6,251)
Cash proceeds from sale of property & equipment	—	42
Cash paid for acquisition, net of cash acquired	(607)	—
Cash proceeds from sale of product line	3,249	—

Net cash provided by (used in) investing activities	(26,978)	379

Financing Activities:
Repurchase of common stock	(26,315)	—
Excess income tax benefits from stock-based compensation plans	1,654	3,700
Repurchase of shares to satisfy employee tax withholdings	(8,033)	(8,245)
Fees and proceeds from issuance of common stock, net	3,725	13,363

Net cash provided by (used in) financing activities	(28,969)	8,818

Net increase (decrease) in cash and cash equivalents	(20,067)	5,626
Cash and cash equivalents at beginning of period	235,875	353,121

Cash and cash equivalents at end of period	$215,808	$358,747

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

(in thousands, except per share data)	Q1 2012		Q1 2011
		Per Diluted		Per Diluted
	Amount	Share	Amount	Share
Sales	$302,901		$267,436

Highlighted items:
Purchase accounting impacts of deferred revenue	1,258	0.01	—	—

Sales excluding highlighted items	$304,159		$267,436

	Q1 2012		Q1 2011
		Per Diluted		Per Diluted
	Amount	Share	Amount	Share
Net income	$5,799	$0.05	$11,564	$0.09

Highlighted items:
Impacting gross margin:
Purchase accounting impacts of deferred revenue	1,258	0.01	—	—
Stock compensation expense	750	0.01	437	—

Impacting operating expenses:
Acquisition costs	607	0.01	—	—
Restructuring	5,203	0.04	—	—
Amortization of intangible assets	7,379	0.06	8,944	0.07
Loss of sale of product line	337	—	—	—
Stock compensation expense	5,899	0.05	4,847	0.04

Impacting other (income) / expense:
Non-cash interest expense	2,999	0.03	2,832	0.02

Impacting income tax expense:
Adjustments of income tax valuation allowances and other	—	—	(3,583)	(0.03)

Tax related to highlighted items above	(8,121)	(0.07)	(5,024)	(0.04)

Total highlighted items	16,311	0.14	8,453	0.07

Net income excluding highlighted items	$22,110	$0.19	$20,017	$0.16

Weighted average common shares - diluted		117,597		125,732

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Purchase Accounting Impacts Related to Deferred Revenue: In connection with our acquisition of BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Costs: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our recent acquisition of BigBand, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. We believe it is useful to understand the effects of these items on our total operating expenses.

Restructuring Costs: We have excluded the effect of restructuring charges in calculating our non-GAAP operating expenses and net income measures. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Loss on Sale of Product Line: We have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Income Tax Expense: We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.